    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 2000

                                 Registration Nos. 33-64878; 33-89820; 33-99946;
                                                333-03928; 333-66849; 333-28361;
                                                333-48961; 333-66849; 333-36236;
                                                                       333-37470
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                             HA-LO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              36-3573412
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)

                  5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                 (847) 647-2300

          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                GREGORY J. KILREA
                             CHIEF FINANCIAL OFFICER
                             HA-LO INDUSTRIES, INC.
                  5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714
                                 (847) 647-2300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                                 With copies to:

                             BARRY J. SHKOLNIK, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60602
                                 (312) 269-8000

                                   -----------

                                EXPLANATORY NOTE

         As disclosed in a Current Report on Form 8-K filed on September 1, 2000, effective August 31, 2000, the merger (the "Merger") of HA-LO Industries, Inc., an Illinois corporation ("HA-LO Illinois"), with and into HA-LO Merger Corporation, a Delaware corporation and wholly-owned subsidiary of HA-LO Illinois ("HA-LO Delaware" or the "Corporation"), was completed. Upon completion of the Merger, HA-LO Delaware changed its name to HA-LO Industries, Inc. All material information regarding HA-LO Illinois, HA-LO Delaware and the Merger was previously incorporated by reference into the Corporation's previously filed Registration Statements on Form S-8 File Nos. 33-64878, 33-89820, 33-99946, 333-03928, 333-66849, 333-28361, 333-48961, 333-66849, 333-36236 and 333-37470
from the Form 8-K and HA-LO Illinois' proxy statement dated July 28, 2000. The Corporation adopts all of such Registration Statements as its own registration statements for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Delaware General Corporation Law, as amended (the "DGCL"), a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service as a director of officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

         In addition, the certificate of incorporation of the Corporation requires the Corporation to indemnify all current and former officers and directors of the Corporation to the fullest extent permitted by the DGCL. The Corporation maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Corporation may incur in such capacities. The Corporation has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the Corporation's certificate of incorporation and by-laws and the DGCL and to advance to such persons any and all expenses arising in connection therewith.

ITEM 8. EXHIBITS.

         (a)      Exhibits

EXHIBIT           DESCRIPTION
NO.               -----------
---

4.1 Specimen certificates representing Common Stock (incorporated by reference to the Company's Current Report on Form 8-K by the Company on September 1, 2000 under the Securities Exchange Act of 1934, as amended).

5.1               Opinion of Neal, Gerber & Eisenberg.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

24.1 Powers of Attorney of certain officers and directors of the Company (included on signature page).


                  (b)      Supplemental Financial Statement Schedules: None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 31, 2000.

                                  HA-LO INDUSTRIES, INC.
                                  (Registrant)

                                  By:    /s/ JOHN R. KELLEY, JR.
                                     ---------------------------
                                     John R. Kelley, Jr.
                                     CHIEF EXECUTIVE OFFICER

         We, the undersigned officers and directors of HA-LO Industries, Inc., hereby severally constitute John R. Kelley, Jr. and Gregory J. Kilrea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on August 31, 2000, by the following persons in the capacities indicated:

               NAME                                  TITLE
               ----                                  -----

           /s/ JOHN R. KELLEY, JR.          Chief Executive Officer and Director
           -------------------------               (Principal Executive Officer)
           John R. Kelley, Jr.


           /s/ LOU WEISBACH                 Chairman of the Board
           -------------------------
           Lou Weisbach


           /s/ LINDEN D. NELSON             Vice Chairman
           -------------------------
           Linden D. Nelson


           /s/ GREGORY J. KILREA            Chief Financial Officer
           -------------------------            (Principal Financial Officer and
           Gregory J. Kilrea                    Principal Accounting Officer)


           /s/ BRADLEY A. KEYWELL           President and Director
           -------------------------
           Bradley A. Keywell

           /s/ ERIC LEFKOFSKY            Chief Operating Officer, Vice President
           -------------------------             and Director
           Eric Lefkofsky


           /s/ THOMAS HERSKOVITS         Director
           -------------------------
           Thomas Herskovits


           /s/ MARSHALL J. KATZ          Director
           -------------------------
           Marshall J. Katz


           /s/ BRIAN M. HERMELIN         Director
           -------------------------
           Brian M. Hermelin


           /s/ RICHARD A. HEISE, JR.     Director
           -------------------------
           Richard A. Heise, Jr.

          EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

4.1 Specimen certificates representing Common Stock (incorporated by reference to the Company's Current Report on Form 8-K by the Company on September 1, 2000 under the Securities Exchange Act of 1934, as amended).

5.1               Opinion of Neal, Gerber & Eisenberg.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

24.1 Powers of Attorney of certain officers and directors of the Company (included on signature page).